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                  [BROBECK, PHLEGER & HARRISON LLP LETTERHEAD]


                        BROBECK, PHLEGER & HARRISON LLP
                         301 CONGRESS AVE., SUITE 1200
                             AUSTIN, TEXAS  78701
                                (512) 477-5495
                             FAX: (512) 477-5430

                                 March 7, 2000


Silicon Laboratories Inc.
4635 Boston Lane
Austin, Texas 78735

     Re:  Registration Statement (No. 333-94853) on Form S-1
          for 3,680,000 Shares of Common Stock
          ------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Silicon Laboratories Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 3,200,000 shares of the Company's Common Stock (the "Company Shares"), and the sale by three stockholders of the Company of an aggregate of 480,000 shares of the Company's Common Stock (the "Selling Stockholder Shares"), pursuant to the Company's Registration Statement (No. 333-94853) on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Company Shares and the Selling Stockholder Shares are hereinafter referred to as the "Shares."

     This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and the Selling Stockholder Shares are and the Company Shares, if, as and when issued by the Company in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and

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Silicon Laboratories Inc.                                          March 7, 2000
                                                                          Page 2



regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                       Very truly yours,


                                       /s/ Brobeck, Phleger & Harrison LLP
                                       -----------------------------------
                                       BROBECK, PHLEGER & HARRISON LLP